UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Irvine Center Drive, Suite 750, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

Pursuant to an Agreement and Plan of Merger dated August 10, 2012 (the “Merger Agreement”) by and among Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Pier Acquisition Corp., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of the Company, and Pier Pharmaceuticals, Inc., a Delaware corporation (“Pier”), Merger Sub merged with and into Pier (the “Merger”) and Pier became a wholly-owned subsidiary of the Company. The Merger closed and became effective on August 10, 2012. Pursuant to the Merger and in exchange for each outstanding share of Pier capital stock and the cancellation of certain liabilities, the former securityholders and certain vendors of Pier have the right to receive an aggregate of 58,417,895 shares of the Company’s common stock (the “Common Shares”) as set forth in the Merger Agreement, which represents approximately 41% of the outstanding shares of the Company immediately following the Merger. Pursuant to the Merger, the Company has acquired all of Pier’s assets, including Pier’s exclusive license of its dronabinol technology from the University of Illinois as well as issued method-of-use patents and pending formulation patents, and assumed certain liabilities of Pier.

Pursuant to the Merger Agreement, the Company has agreed to issue to Pier’s former securityholders and certain of Pier’s vendors contingent consideration (the “Contingent Shares”) in the form of up to an aggregate of approximately 18.3 million additional shares of its common stock in the event that certain of the Company’s stock options and warrants outstanding immediately prior to the closing of the Merger are subsequently exercised prior to their expiration. The Company has agreed to file within ninety 90 days of August 10, 2012, or before November 8, 2012 a resale registration statement on Form S-1 with the Securities and Exchange Commission providing for the offering and sale or other disposition of the Common Shares and the Contingent Shares.

On August 14, 2012, the Company issued a press release describing this transaction. A copy of the press release is attached as Exhibit 99.1 t to this Form 8-K.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub or Pier or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Director Resignations

In connection with and effective upon the consummation of the Merger, on August 10, 2012, Robert F. Allnutt, Carl W. Cotman, Ph.D., Peter F. Drake, Ph.D. and Roger G. Stoll, Ph.D. resigned as members of the Board of Directors of the Company (the “Board”) and all committees thereof.

Director Appointments

In connection with and effective upon the consummation of the Merger, on August 10, 2012, the Board appointed Kathryn B. Hyer, David W. Carley, Ph.D. and Peter W. Letendre, Pharm.D. to serve as directors of the Company.

Ms. Hyer formerly served as a member of the board of directors of Pier and is currently with Illinois Ventures, LLC and a Principal of the Illinois Emerging Technologies Fund, L.P. Ms. Hyer spent fourteen years in investment banking, most recently as the founder and head of the Health Care Corporate Finance Group at EVEREN Securities, now Wells Fargo. Following her career in investment banking, Ms. Hyer served as the Chief Financial and Administration Officer for Quark Biotech (now Quark Pharma), a venture backed company. Pursuant to the Merger, Illinois Ventures LLC and Illinois Emerging Technologies Fund, L.P., as former securityholders of Pier, received an aggregate of approximately 26.6 million Common Shares and are entitled to receive approximately 45% of any Contingent Shares which may be issued in the future.

Dr. Carley, the founder of Pier and a former member of Pier’s board of directors, is Professor of Biobehavioral Health Science, Medicine, Pharmacology and Bioengineering at the University of Illinois at Chicago. Dr. Carley served as principal investigator, coordinating all aspects of Pier’s pilot proof of concept clinical study. Dr. Carley received the MS degree in Electrical Engineering from Massachusetts Institute of Technology in 1982 and a PhD in Medical Engineering/Medical Physics from Massachusetts Institute of Technology and Harvard University in 1985. Pursuant to the Merger, Dr. Carley received approximately 1.9 million Common Shares and is entitled to receive approximately 4% of any Contingent Shares which may be issued in the future. On August 10, 2012, the Company entered into a consulting agreement with Dr. Carley with an initial one-year term, which requires Dr. Carley to devote up to thirty (30) hours per calendar quarter and provides for an annual retainer of $36,000, payable in monthly installments of $3,000.

Dr. Letendre is the former President and Chief Executive Officer of Pier and a former member of its board of directors. Dr. Peter Letendre is a twenty two year veteran of the pharmaceutical and biotech industry with nine years of prior experience and achievement in the academic, clinical and medical research environment. Dr. Letendre spent twelve years with SmithKline Beecham / GlaxoSmithKline from 1990-2002 in commercial, marketing and sales roles of increasing scope and responsibility in the therapeutic categories of psychiatry, neurology/movement disorders, infectious disease, arthritis/pain management and endocrinology/diabetes. Dr. Letendre joined Abbott Laboratories in 2002 where he was the Divisional Vice President and General Manager of the adult and pediatric infectious disease and hypertension franchises. Dr. Letendre entered the biotech arena in 2005 when he joined Replidyne an early-stage biopharmaceutical company as its Chief Commercial Officer, which had a successful IPO in July 2006 and was later acquired in 2008. Pursuant to the Merger, Dr. Letendre received approximately 0.7 million Common Shares and is entitled to receive approximately 0.5% of any Contingent Shares which may be issued in the future. On August 10, 2012, the Company entered into a consulting agreement with Dr. Letendre with an initial one-year term which requires Dr. Letendre to devote up to eight (8) hours per calendar month and provides a monthly retainer of $2,000.

Concurrent with the above, the Company appointed Charles J. Casamento to serve as the Chairman of the Board and M. Ross Johnson, Ph.D. to serve as the Chairman of the Nominating and Governance Committee of the Board of Directors.

Termination of Executive Officers

In connection with the Merger, on August 10, 2012, the positions for Executive Chairman of the Board, Roger G. Stoll, Ph.D. and Senior Vice President of Business Development, James H. Coleman were eliminated.

In connection with the Merger, the Company also amended the Employment Agreement with Mr. Coleman, dated May 17, 2000 as amended on January 1, 2004 and December 22, 2008 (the “Coleman Amendment”). Pursuant to the Coleman Amendment, in the event Mr. Coleman is terminated without cause or as a result of or in connection with the Merger, Mr. Coleman’s previous severance benefits have been altered to consist of: (i) a cash amount equal to two months of Mr. Coleman’s Termination Salary (as defined in the Coleman

Amendment) paid in accordance with the Company’s normal payroll practices over the seven month period immediately following a termination of employment; (ii) the grant of a fully-vested stock option with a term of ten years having an exercise price per share equal to the closing price of the Company’s common stock on the effective date of the Merger and in amount equal to six months of the Termination Salary divided by the exercise price; and (iii) a cash payment equal to four months of the Termination Salary paid in accordance with the Company’s normal payroll practices pursuant to a consulting agreement extended over the period beginning eight months and ending twenty four (24) months after the Merger. The Coleman Amendment also provides for the cash payment of accrued paid time off in accordance with the Company’s normal payroll practices over the seven month period immediately following a termination of employment. In the event any shares underlying the stock option granted to Mr. Coleman are not registered within 180 days of the effective date of the Merger, the Company must grant to Mr. Coleman a stock option to purchase registered shares in an amount equal to the severance amount unpaid at the end of the 180 day period plus the cost of selling the shares into the open market.

In connection with the Merger, on August 10, 2012, the Company also entered into a consulting agreement with Mr. Coleman (the “Consulting Agreement”). During the term of the consulting agreement payments identified above, Mr. Coleman has agreed to provide consulting service of up to twelve (12) hours per month to the Company. In the event that certain corporate transactions occur, in certain circumstances the Company has agreed to pay Mr. Coleman any unpaid amounts under the Consulting Agreement within sixty (60) days following the date of such transaction.

On August 10, 2012, the Company entered into an amendment to Dr. Stoll’s severance arrangements to provide that the number of shares underlying the stock option that he is entitled to receive in the event of the termination of his employment under certain circumstances, including the Merger, will be determined by dividing six months of his Termination Salary (as defined therein) by the exercise price instead of the Black-Scholes value, as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2012. In addition, in the event any shares underlying the stock option granted to Dr. Stoll are not registered within 180 days of the effective date of the Merger, the Company must grant to Dr. Stoll a stock option to purchase registered shares in an amount equal to the severance amount unpaid at the end of the 180 day period plus the cost of selling the shares into the open market.

Amendments to Retention Bonus Agreements

In connection with the Merger, on August 10, 2012, the retention bonus agreements previously entered into by the Company and the Company’s executive officers and key personnel were amended to specify that no bonuses will be paid pursuant to the Merger.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 relating to the Merger is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 relating to the issuance of the Common Shares and potential issuance of the Contingent Shares is hereby incorporated by reference into this Item 3.02.

The Common Shares and the Contingent Shares which may be issued have been offered for sale and have been or will be sold only to “accredited investors” within the meaning of Regulation D under the Securities Act in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. None of the Common Shares or Contingent Shares have been registered under the Securities Act or qualified under any applicable state securities laws, and may not be offered or sold in the United States absent such registration and qualification or applicable exemptions therefrom. The agreements executed in connection with the Merger contain representations to support the Company’s reasonable belief that the investors are acquiring the securities for their own respective accounts and not with a view to the distribution thereof and that the investors are accredited investors. At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

The disclosures set forth under Item 1.01 relating to the directors and named executive officers of the Company are hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 10, 2012, by and among Cortex Pharmaceuticals, Inc., Pier Acquisition Corp. and Pier Pharmaceuticals, Inc.*

99.1	Press Release dated August 14, 2012.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Cortex Pharmaceuticals agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Dated: August 15, 2012	By:	/s/ MARIA S. MESSINGER
Maria S. Messinger, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 10, 2012, by and among Cortex Pharmaceuticals, Inc., Pier Acquisition Corp. and Pier Pharmaceuticals, Inc.*

99.1	Press Release dated August 14, 2012.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Cortex Pharmaceuticals agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.